EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference (1) in the Registration Statements (Form S-8 No. 33-34906, Form S-8 No. 33-43102 and Form S-8 No. 33-84094) pertaining to the Provident Financial Group, Inc. 1988 Stock Option Plan, (2) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34904) pertaining to the 1990 Provident Financial Group, Inc. Employee Stock Purchase Plan, (3) in the Registration Statement (Form S-8 No. 33-90792) pertaining to the
Provident   Financial  Group,  Inc.  Retirement  Plan,  (4)   in   the
Registration Statements (Form S-8 No. 33-51230 and No. 33-62707) pertaining to the 1992 Outside Directors' Stock Option Plan and the 1992 Advisory Directors' Stock Option Plan and (5) in the Registration
Statement   (Form  S-8  No.  33-61576)  pertaining  to  the  Provident
Financial Group, Inc. Deferred Compensation Plan of our report dated January 13, 1998, except Note R, as to which the date is January 19, 1999, with respect to the consolidated financial statements of Provident Financial Group, Inc. included in the Annual Report (Form 10-
K) for the year ended December 31, 1997.



                                                     ERNST & YOUNG LLP


Cincinnati, Ohio
March 26, 1998, except for Note R, as to which the date is January 19, 1999